UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act
Date of Report (Date of earliest event reported): November 21, 2006
TRANSCONTINENTAL REALTY INVESTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-09240	94-6565852

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 Valley View Lane, Suite 300
Dallas, Texas		75234

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 469-522-4200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 21, 2006, Transcontinental Realty Investors, Inc. (“TCI” or the “Registrant”) received by assignment from Prime Income Asset Management, Inc., a Nevada corporation (“PIAMI”) and closed two separate Contracts of Sale, as amended, covering the acquisition of approximately 3,000+ acres of land located in Kaufman County, Texas in a residential development project known as “Windmill Farms.” The Contracts of Sale are (i) Contract of Sale effective August 8, 2006, as amended, between Kaufman Land Partners, Ltd. and PIAMI (the “KLP Contract”), and (ii) Contract of Sale effective August 8, 2006, as amended, between Leman Development, Ltd. and PIAMI (the “Leman Contract”); both of the KLP Contract and the Leman Contract are collectively referred to as the “Contracts.” The Contracts covered the sale by the sellers to TCI as the assignee of a substantial portion of the development consisting of approximately 2,900 acres of land owned by Kaufman Land Partners, Ltd. (“Kaufman”) and approximately 100 acres of developed land owned by Leman Development, Ltd. (“Leman”). The aggregate Purchase Price under both Contracts was approximately $49,970,000, which was paid by TCI $37,970,000 in cash, $2,000,000 as a first lien note secured by two commercial tracts of land (which are located on the south side of the property on either side of Windmill Farms Boulevard) and $10,000,000 in liquidation value in a new preferred stock issued by TCI described below.
     The property purchased by TCI consists of acreage which is developed by the installation of streets and utilities generally into single family lots for sale to builders in an area approximately 20 miles from downtown Dallas, Texas. The property is in the Forney, Texas independent school district but adjacent to and not within the City of Forney, Texas.
     Also on November 21, 2006, as one of the requirements under the Contracts, TCI entered into a Securities Acquisition and Put Agreement dated November 21, 2006 (the “Securities Agreement”) among TCI, Leman and Kaufman. The Securities Agreement covers (i) the designation by TCI of a new Series D Cumulative Preferred Stock (which was done on August 14, 2006), (ii) the issuance of 10,500 shares and 89,500 shares of Series D Cumulative Preferred Stock of TCI to Leman and Kaufman respectively, and (iii) the grant by TCI to the holders of the Series D Cumulative Preferred Stock of an option to demand that TCI purchase from such holder all shares of Series D Cumulative Preferred Stock at the liquidation value of $100 per share plus accrued and unpaid dividends upon the occurrence of any one of six specified events set forth in the Securities Agreement through and until its termination on January 31, 2012.
     Prior to the occurrence of the transactions involving the assignment of the Contracts to TCI, the closing under such Contracts and the execution and delivery of the Securities Agreement, TCI had no material relationship with Leman or Kaufman or their respective general partners. PIAMI is the sole member of Prime Income Asset Management LLC, a Nevada limited liability company (“Prime”) which is the contractual advisor to TCI.
     Also on November 21, 2006, TCI entered into a Contract for Sale and Purchase of Real Property with EQK Windmill Farms, LLC, a newly formed Nevada limited liability company (the “EQK LLC Contract”) pursuant to which TCI sold to EQK Windmill Farms, LLC (“EQK LLC”) all of the property purchased under the Contracts at an aggregate purchase price equal to $49,970,000 which included the assumption by EQK LLC of the $2,000,000 first lien note secured by the two commercial tracts of land. EQK LLC is an indirect subsidiary of American Realty

Investors, Inc. (“ARL”) which, through subsidiaries is the owner and holder of approximately 82% of the outstanding Common Stock of TCI. ARL is also advised by Prime pursuant to a contractual arrangement. EQK LLC arranged for part of the consideration it paid to TCI to be funded from a loan made in the ordinary course of business by a bank to EQK LLC. Such lender had also been a lender to Kaufman and Leman, the sellers of the assets pursuant to the Contracts.
Item 2.01 Completion of Acquisition or Disposition of Assets
     See Item 1.01 for a description of terms and conditions of the acquisition by TCI of approximately 3,000 acres of land in Kaufman County, Texas in a residential development known as “Windmill Farms” and the disposition of such assets at an equivalent purchase price to EQK LLC, an indirect wholly owned subsidiary of ARL. The formula or principal followed in determining the amount of the consideration in connection with purchase of such assets by TCI was by negotiation with independent sellers of the price and composition of consideration such sellers were willing to take to effectuate the acquisition of such assets. The formula or principal followed in determining the amount of the consideration paid by EQK LLC to TCI upon TCI’s sale of such assets to EQK LLC was a determination of the same price in total value as that paid by TCI to the sellers under the Contracts.
Item 3.02 Unregistered Sales of Equity Securities
     On November 21, 2006, TCI issued 100,000 shares of its newly designated Series D Cumulative Preferred Stock to Kaufman (89,500 shares) and Leman (10,500 shares) both Texas limited partnerships which are the two “sellers” of approximately 3,000 acres of land to TCI which TCI resold to EQK LLC, an indirect subsidiary of ARL. The shares of Series D Cumulative Preferred Stock were issued as part of the consideration for the acquisition of the real property under the Contracts. Each share of Series D Cumulative Preferred Stock has a liquidation value of $100 per share (a total of $10,000,000), has a right to cumulative cash dividends initially at the annual rate of $7 per share until September 30, 2007 payable quarterly, and thereafter at an escalating annual rate up to $9 per share after October 1, 2010; has the right to payment of $100 per share in the event of dissolution, liquidation or winding up of TCI before any distribution is made by TCI to its common stock holders; and optional redemption at any time after issuance at a price of $100 per share plus cumulative dividends. The Series D Cumulative Preferred Stock is not convertible; has no voting rights except as required by Nevada law with respect to matters affecting such Series and a limited right to elect an additional director in the event four consecutive quarterly dividends are in arrears. At any time after September 30, 2011, any holder may request of TCI and TCI shall redeem all shares of Series D Cumulative Preferred Stock held by that holder at the liquidation value of $100 per share plus any accrued and unpaid dividends. The shares of Series D Cumulative Preferred Stock were issued without registration pursuant to the exemption afforded by Section 4 (2) of the Securities Act of 1933, as amended. Such shares of Series D Cumulative Preferred Stock may not be transferred during the first two years after November 21, 2006 and may not be transferred thereafter by the holders except in transactions which are exempt from registration under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
     The following exhibits are filed with this report:

Exhibit
Designation	Description of Exhibit

3.8	Certificate of Designation as filed with the Secretary of State of Nevada on August 14, 2006.

10.1	Securities Acquisition and Put Agreement dated November 21, 2006 among Transcontinental Realty Investors, Inc., Leman Development, Ltd., and Kaufman Land Partners, Ltd.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: November 27, 2006	TRANSCONTINENTAL REALTY INVESTORS, INC.
	By:	/s/ Steven A. Abney
Steven A. Abney, Executive Vice President,
Chief Financial Officer and Acting Principal Executive Officer